                              FOR INFORMATION ONLY


    This registration statement has been filed with the Securities and Exchange Commission but has not yet become effective. Information contained herein is subject to completion or amendment.


   As filed with the Securities and Exchange Commission on January 15, 1997.

   --------------------------------------------------------------------------


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1


                                    FORM 10/A

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

       UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

                            -----------------------

                                CA SHORT COMPANY
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   56-0526145
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
       incorporation or organization)

4205 East Dixon Boulevard, Shelby, North Carolina                      28150
--------------------------------------------------------------------------------
     (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (704) 482-9591

       Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class to                         Name of each exchange on which
     be so registered                            each class is to be registered

          None                                                None

       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock ($.01 par value)

                                (Title of Class)




================================================================================

                                CA SHORT COMPANY


              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10


ITEM 1.      BUSINESS.

      The information required by this item is set forth under the captions "Summary," "Risk Factors," "Management's Discussion and Analysis of Results of Operations," and "Business" in the Information Statement and is incorporated herein by reference.

ITEM 2.      FINANCIAL INFORMATION.

      The information required by this item is set forth under the captions "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Information Statement and is incorporated herein by reference.

ITEM 3.      PROPERTIES.

      The information required by this item is set forth under the caption "Business -- Properties" in the Information Statement, and is incorporated herein by reference.

ITEM 4.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

      The information required by this item is set forth under the captions "Security Ownership of Certain Beneficial Owners and Management" in the Information Statement, and is incorporated herein by reference.

ITEM 5.      DIRECTORS AND EXECUTIVE OFFICERS.

      The information required by this item is set forth under the captions "Management -- Directors and Executive Officers of the Company" in the Information Statement, and is incorporated herein by reference.

ITEM 6.      EXECUTIVE COMPENSATION.

      The information required by this item is set forth under the captions "Management -- Compensation of Directors," and "Management -- Executive Compensation" in the Information Statement, and is incorporated herein by reference.

ITEM 7.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

      The information required by this item is set forth under the caption "Certain Relationships and Related Transactions" in the Information Statement, and is incorporated herein by reference.

ITEM 8.      LEGAL PROCEEDINGS.

             None

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS' COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

      The information required by this item is set forth under the captions "Summary -- The Distribution -- Trading Market," "The Distribution -- Trading Market for Short Common Stock," "Risk Factors -- Absence of Public Market, Possible Illiquidity of Trading Market, Possible Volatility of Stock Price" and "Price Range of Pages Common Stock" in the Information Statement, and is incorporated herein by reference.

ITEM 10.     RECENT SALES OF UNREGISTERED SECURITIES.

      The registrant has not sold any of its securities within the past three years.

ITEM 11.     DESCRIPTION OF SECURITIES.

      The information required by this item is set forth under the caption "Description of Capital Stock" in the Information Statement, and is incorporated herein by reference.

ITEM 12.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The information required by this item is set forth under the caption "Indemnification of Officers and Directors" in the Information Statement, and is incorporated herein by reference.

ITEM 13.     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

      The information required by this item is set forth under the captions "Selected Financial Data"; "Pro Forma Financial Data," "CA Short Company Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Capitalization" in the Information Statement, and is incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

      The information required by this item is set forth under the caption "Independent Auditors" in the Information Statement and is incorporated herein by reference.

ITEM 15.     FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS.

         See Index to Financial Statements on Page F-1 of the Information Statement, which is incorporated herein by reference.

    (b)  EXHIBITS.

         See Exhibit Index.

                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         CA SHORT COMPANY


                                         By: /s/ S. Robert Davis
                                             -------------------------------
                                             Name:   S. Robert Davis
                                             Title:  Chairman of the Board


Date:  January 14, 1997

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                       DESCRIPTION
-------  ------------------------------------------------------------------------------------
(2)      Agreement and Plan of Merger +
3(i).1   Certificate of Incorporation of Clyde A. Short Incorporated +
3(i).2   Certificate of Amendment to Certificate of Incorporation of Clyde A. Short
         Incorporated +
3(ii)    Bylaws of CA Short Company +
4        Form of Stock Certificate +
8        Form of Opinion of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. +
10.1     Distribution Agreement between the Company and Pages, Inc.
10.2     CA Short Company 1996 Incentive Stock Option Plan +
10.3     Form of Subordinated Debenture+
10.4     Form of Security Agreement+
10.5     Huntington Loan Documents:
         10.5.1  Loan and Security Agreement
         10.5.2  Revolving Note
         10.5.3  Commercial Letter of Credit Reimbursement Agreement
         10.5.4  Deed of Trust, Assignment of Rents and Security Agreement
         10.5.5  Debt Subordination and Intercreditor Agreement
10.6     CA Short Company Non-Employee Director Stock Option Plan +
23       Consent of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. +
27       Financial Data Schedule (for SEC use only) +
99       Fairness Opinion of Recca & Company, Inc. +


---------------
 + Previously filed.